Exhibit 10(r)(2)

                               Amending Agreement

Paul Addis (hereinafter referred to as "Employee") and American Electric Power Service Corporation (hereinafter referred to as the "Company") hereby voluntarily agree to amend the Employment Agreement executed by the parties in December 1997 as set forth in this Amending Agreement. The Amending Agreement is entered into this 30 day of July, 1998.

   Whereas, the Company and the Employee previously entered into an Employment Agreement; and

   Whereas, the Employment Agreement provided that the Employee would participate in certain incentive compensation plans then offered by the Company, and further provided that the Employee would be entitled to a supplemental non-qualified retirement benefit; and

   Whereas, the Company has adopted a new compensation package that includes new incentive compensation plans and a revised supplemental non- qualified retirement benefit that the Company would like to offer to the Employee in lieu of the Employees current compensation package; and

   Whereas, the Employee would like to participate in the new compensation package offered by the Company, and the Employee does not have the right under the Employment Agreement, or otherwise, to participate in the new compensation package offered by the Company:

   Now Therefore, in consideration for being provided with the right to participate in the new compensation package offered by the Company, is hereby agreed by the Company and the Employee that Sections 3.02, 5.01(a) and 5.03(a) of the Employment Agreement shall be amended as set forth below.

(l) Section 3.02 of the Employment Agreement shall be amended to read as follows:

3.02. In addition to the annual salary provided for in paragraph 3.01, the Employee shall be eligible to participate in the AEP Energy Services, Inc. Annual Incentive Compensation Plan, the Performance Share Incentive Plan and the Employee shall receive a 2.7% interest in the AEP Energy Services, Inc. Phantom Equity Plan. In return for the Employee's interest in the AEP Energy Services Phantom Equity Plan, the Employee's participation in the Performance Share Incentive Plan shall be at a twenty (20) percent level. The Employee's date of participation in each plan shall be as of the first day of the month following the Employee's Date of Hire. If the Company adopts a new or amends a current incentive compensation plan for employees who hold the position of Executive Vice President, the Employee shall participate in the new or amended plan subject to the approval of the Chairman. The Chairman shall also determine the Employee's level of participation in said new or amended plan.

(ll) Section 5.01(a) of the Employment Agreement shall be amended to read as follows:

          Section 5.01(a):

(a) The retirement benefit the Employee would be entitled to receive as of the date of the Employee's termination of employment, under the terms of the American Electric Power System Retirement Plan, as amended from time to time or any successor thereto ("AEPS Retirement Plan"), based upon the base compensation the Employee received from the Company prior to the Employee's termination of employment, including earned AEP Energy Services, Inc. Annual Incentive Compensation Plan awards up to a maximum of 30% of annual base compensation; assuming that as of the date of the Employee's termination of employment the Employee's period of accredited service shall be equal to the sum of the Employee's actual period of service with Company and an additional 18.5 years of accredited service; and if the Employee retires prior to age 62 and elects to receive retirement benefits prior to age 62, the retirement benefit that the Employee would receive at age 62 shall be reduced by one-quarter of a percent for each month prior to age 62 that retirement benefits commence as shown in the table below:

                                          The Employee will receive this
If retirement benefits are                percentage of the retirement
paid starting at:                         benefit      That would normally be
                                          paid at age 62:
-------------------------------           --------------------------------------
        Age   61                                         97%
              60                                         94%
              59                                         91%
              58                                         88%
              57                                         85%
              56                                         82%
              55                                         79%

(lll) Section 5.03(a) of the Employment Agreement shall be amended to read as follows:

     Section 5.03(a)

(a) The pre-retirement surviving spouse annuity the Employee's spouse would be entitled to receive under the terms of the AEPS Retirement Plan, based upon the base compensation the Employee received from the Company prior to his death, including the Employee's earned AEP Energy Services, Inc. Annual Incentive Compensation Plan awards up to a maximum of 30% of annual base compensation; assuming that as of the Employee's date of death the Employee's accredited service is equal to the sum of the Employee's actual period of service with the Company and an additional 18.5 years of accredited service; and applying the benefit reduction factors in Section 5.01(a) if the Employee was eligible for early retirement at the time of death.


        /s/Paul D. Addis                              /s/ E. Linn Draper, Jr.
   ---------------------------                  --------------------------------
  Paul D. Addis                                 E. Linn Draper, Jr.
  Executive Vice President                            Chairman of the Board,
  American Electric Power                       President and Chief
  Service Corporation Service                         Executive Officer
                                                American Electric Power
                                                      Corporation